Power of Attorney
           For the purpose of Amending the Registration Statement of
                             The Lazard Funds, Inc.

The undersigned hereby constitutes and appoints William G. Butterly, III his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of The Lazard Funds, Inc. (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue thereof.

                                                           /s/William Katz
                                                           ---------------
                                                           William Katz
                                                           Director

                                                           Dated: April 30, 1997